Exhibit 99.4

Consent of Xue Mei Liu to Become a Director

The undersigned, Xue Mei Liu, hereby consents to the use of her name to become a Director of Dragon Pharmaceutical, Inc. in connection with the Registration Statement filed on Form S-4.

Date: June 14, 2004	/s/ XUE MEI LIU
Xue Mei Liu